Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 15d-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Renee Gilmore, Principal Executive Officer of Firemans Contractors, Inc., a Nevada corporation (the “Company”), and Nikolay Frolov, Chief Financial Officer and Principal Financial and Accounting Officer of the Company, hereby certifies that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 6, 2014

By:	/s/ Renee Gilmore
Renee Gilmore
Principal Executive Officer
(Principal Executive Officer)

By:	/s/ Nikolay Frolov
Nikolay Frolov
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.